UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of Directors.  On July 19, 2017, the Board of Directors (the “Board”) of PennyMac Financial Services, Inc. (the “Company”) approved an increase in the size of the Board from nine to ten directors and, in connection with such increase, elected Theodore W. Tozer to fill the vacancy, effective as of August 1, 2017.  Mr. Tozer has not been appointed to serve on any committees of the Board at this time and will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier  death, resignation or removal.

Mr. Tozer served as the President of the Government National Mortgage Association (“Ginnie Mae”) from February 2010 to January 2017.  Before joining Ginnie Mae, Mr. Tozer served as Senior Vice President of Capital Markets at National City Mortgage Company.  He also has served as a charter member of the National Lender Advisory Boards of both Fannie Mae and Freddie Mac, chairman of the Capital Markets Committee of the Mortgage Bankers Association of America (MBA), and as a member of the Residential Board of Governors of the MBA. Mr. Tozer received a B.S. degree in Accounting and Finance from Indiana University in 1979, and is a Certified Public Accountant and a Certified Management Accountant.

In consideration for his services as a director, Mr. Tozer will be entitled to receive compensation on the same terms and in the same amounts as the other independent directors.  Accordingly, Mr. Tozer will receive an annual base retainer of $75,000, as well as additional annual committee retainers for any Board committees on which he later serves as a member.  In connection with his election to the Board, Mr. Tozer will receive a one-time equity grant of $97,000 in restricted stock units under the Company’s equity incentive plan (with such amount to be prorated based on days of service on the Board during the annual equity award cycle). One-third of such restricted stock units shall vest on each of the first, second and third anniversaries of the grant date, subject to continued service through each vesting date. Each such restricted stock unit represents a contingent right to receive one share of the Company’s Class A common stock upon settlement.

In connection with his election, the Company will enter into an indemnification agreement with Mr. Tozer in the same form that the Company has entered into with its other directors.  There are no other arrangements or understandings pursuant to which Mr. Tozer was elected as a director, and there are no related party transactions between the Company and Mr. Tozer.

Item 8.01.    Other Events.

On July 19, 2017, the Company also issued a press release announcing the election of Mr. Tozer as referenced in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 19, 2017, issued by PennyMac Financial Services, Inc., pertaining to the election of Theodore W. Tozer as director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: July 19, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 19, 2017, issued by PennyMac Financial Services, Inc., pertaining to the election of Theodore W. Tozer as director